UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2006

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-14049	No. 06-1506026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1499 Post Road Fairfield, Connecticut		06824
		(Zip Code)
(Address of Principal Executive offices)

Registrant’s telephone number, including area code: (203) 319-4700

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Long-Term Incentive Program Awards for 2006-2007 Performance Period

On February 7, 2006, the Compensation and Benefits Committee of the Board of Directors (the “Committee”) of IMS Health Incorporated (the “Company”) established award opportunities for the 2006-2007 performance period under the Long-Term Incentive Program (the “LTIP”) for executive officers and certain senior employees.

The Company’s Chief Executive Officer and President and three other senior executive officers who have not participated in the LTIP in the past will participate in the LTIP for the 2006-2007 performance period, in lieu of receiving regular annual grants of stock options in 2006.  The Executive Chairman of the Board, who will retire effective March 31, 2006, will not participate in the LTIP for the 2006-2007 performance period, and has not previously participated in the LTIP.

Awards under the LTIP depend on the level of achievement during a two-year performance period relative to financial targets.  For the 2006-2007 performance period, the financial targets will be based on performance measured by two equally weighted financial goals: revenues and operating income of the Company on a consolidated basis.  Revenues and operating income are also used for the financial goals under the LTIP for the 2005-2006 performance period (which remains in effect), but for that performance period revenues are weighted more heavily than operating income.  Each award that may be earned under the LTIP consists of a cash-denominated portion and a number of restricted stock units having a value at the commencement of the performance period equal to the cash-denominated portion.  Awards may range from 0% to 200% of the participant’s target award level, depending on the level of performance.  The cash-denominated portion of the award will become earned and vested at the end of the performance period; this portion will be paid out to the newly participating senior executive officers in the form of unrestricted shares with a value at that time equal to the cash amount earned, and will be be paid out to other participants in cash.  The portion of the earned LTIP award denominated as restricted stock units will require two years of further service in order to vest, except in cases of death, disability and terminations of employment in certain circumstances.

Compensation of Newly Promoted Executive Officer

On February 7, 2006, the Committee also approved the terms of compensation of Kevin Knightly, recently promoted to be President, IMS Europe, Middle East and Africa.  In that capacity, Mr. Knightly is an executive officer of the Company.  The Committee approved compensation consisting of the following:

•                  Annual base salary of $325,000;

•                  An opportunity to earn an annual incentive award under the Company’s Executive Annual Incentive Plan (the “AIP”).  The award opportunity is equal to a designated percentage of base salary for target performance, with opportunities to earn a greater percentage (up to a designated maximum) for above-target performance and a lesser percentage for performance meeting a specified threshold level (which is lower than the target performance level).  Further information on the 2006 award opportunities is contained in a Form 8-K filed by the Company on February 2, 2006;

•                  Participation in the LTIP;

•                  A grant of restricted stock units under the Company’s 1998 Employees’ Stock Incentive Plan; and

•                  Benefits consistent with those provided to executive officers of the Company, including expatriate benefits under the Company’s policy for senior employees working outside their home country.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED (Registrant)

By:
/s/ Robert H. Steinfeld
		Name:	Robert H. Steinfeld
		Title:	Senior Vice President, General
Counsel and Corporate Secretary

Date: February 13, 2006